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                                                                    EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
O'Charley's Inc.:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          KPMG Peat Marwick LLP

Nashville, Tennessee

September 24, 1997


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